Exhibit 4.4.1

AMENDMENT NO. 1
TO
STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 1, dated as of November 23, 2004 (this “Amendment No. 1”), to the STOCKHOLDERS AGREEMENT, dated as of September 30, 2004 (the “Stockholders Agreement”), is among ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto.

WHEREAS, pursuant to Section 12 of the Stockholders Agreement, the Stockholders Agreement may be amended if the amendment is approved in writing by the Company, the holders of at least a majority of the Stockholder Shares (voting together as a single class, on an as-converted basis) and the holders of a majority of the Series B Preferred Stock;

WHEREAS, the Company and the parties hereto wish to amend the Stockholders Agreement to provide that other stockholders of the Company may become parties to the Stockholders Agreement by executing a Joinder Agreement in the form attached as Exhibit B hereto;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Amendment.

(a)            The Stockholders Agreement is hereby amended to add a new Section 24 to read as follows:

“Section 24. Joinder Agreements. Any holder of capital stock of the Company may become a party to this Agreement by executing a Joinder Agreement in the form attached hereto as Exhibit B and delivering such Joinder Agreement to the Company, and by executing a Consent of Spouse, if applicable, in the form attached to this Agreement as Exhibit A and delivering such Consent of Spouse to the Company. Upon such execution and delivery such holder shall be considered a Stockholder for all purposes of this Agreement and, upon such execution and delivery, the Company shall amend the Schedule of Stockholders to reflect such holder becoming a party to this Agreement and distribute a copy of such amended Schedule to all other parties for this Agreement.”

(b)            The Stockholders Agreement is hereby amended to add a new Exhibit B in the form attached hereto.

(c)            Section 1(a)(iv) of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) the composition of any committee of the Board or any Sub Board shall not exceed five members and shall include at least one BSMB Director;”

(d)            The last sentence of Section 8(c) of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“The Fair Market Value” of any Repurchase Share shall be equal to the amount which the holder thereof would receive if the Company were to (i) sell for cash all of its assets at fair market value on the date of determination (as determined by the Board in good faith; provided, however, that if the Repurchase Shares are shares of Series C Senior Convertible Preferred Stock, or shares of Series B Senior Convertible Preferred Stock or Common Stock into which such Series C Senior Convertible Preferred Stock have been converted (“Series C Related Repurchase Shares”), then any Employee, or group of Employees together, holding a minimum of $100,000 of such shares (calculated attributing a value of $62.29 per share) shall have the right to request that a valuation of the Company’s assets by an independent appraiser approved by the Board be conducted in which case the fair market value of the assets shall be the higher of the value determined by the Board and the value established therefore by the independent appraiser; provided, further, however, that (x) the Company shall not be required to obtain an independent appraisal more than once in any 12 month period, and (y) any Employees holding Series C Related Repurchase Shares within the 12 month period following an independent valuation shall be entitled to rely on such valuation, provided that such valuation shall be subject to good faith adjustments to the fair market value of the assets based on changes in circumstances of the Company subsequent to the date of such valuation), (ii) satisfy all of its liabilities and (iii) liquidate.”

2.              Governing Law.

This Amendment No. 1 shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

3.              Counterparts.

This Amendment No. 1 may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first above written.

ACA CAPITAL HOLDINGS, INC.

By:	/s/ NORA J. DAHLMAN
Name: Nora J. Dahlman
Title: General Counsel & Secretary

Shares of Capital Stock
	Stockholder	of the Company Owned

BSMB/ACA LLC
Series B Senior Convertible Preferred-1,685,663.8305
By:	Bear Stearns Merchant Manager II, LLC,
its Manager
By: JDH Management, LLC,
its Manager

By:	/s/ DAVID E. KING
Name: David E. King
Title:

DRAWBRIDGE SPECIAL
OPPORTUNITIES FUND LP		Series B Senior Convertible Preferred-160,539.4124

By:	/s/ KEVIN J. TREACY
Name: Kevin J. Treacy
Title: Chief Financial Officer

THE STEPHENS GROUP, INC.
Common-237,623.8
By:	/s/ WARREN A. STEPHENS	Convertible Preference-273.4
	Name:	Senior Convertible Preferred-25.8
	Title: President	Series B Senior Convertible Preferred-267,565.6819

THIRD AVENUE TRUST ON BEHALF OF
THE THIRD AVENUE VALUE FUND		Common-118,811.9
SERIES		Convertible Preference-258.7
Senior Convertible Preferred-103.4
By:	/s/ DAVID M. BARSE	Series B Senior Convertible Preferred-133,782.8436
Name: David M. Barse
Title: President

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THIRD AVENUE TRUST ON BEHALF OF		Common-118,811.9
THE THIRD AVENUE SMALL-CAP		Convertible Preference-258.7
VALUE FUND SERIES		Senior Convertible Preferred-103.4
Series B Senior Convertible Preferred-133,782.8383

By:	/s/ DAVID M. BARSE
Name: David M. Barse
Title: President

CHESTNUT HILL ACA, LLC		Common-237,623.8
Convertible Preference-163.5
By:	/s/ JOHN G. BERYLSON	Series B Senior Convertible Preferred - 267,565.6983
Name:
Title:

INSURANCE PARTNERS, L.P.

By:		Common-151,961.6
Name:
Title:

INSURANCE PARTNERS OFFSHORE
(BERMUDA) L.P.

By:		Common - 83,751.6
Name:
Title:

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IP/MCLP, L.L.C.

By:		Common-1,910.6
Name:
Title:

LIFE INVESTORS INSURANCE
COMPANY OF AMERICA
Common-59,405.9
By:	/s/ JON L. SKAGGS	Convertible Preference-43.9
	Name:	Series B Senior Convertible Preferred - 20,067.42655
Title:

TRANSAMERICA LIFE INSURANCE
COMPANY OF AMERICA
Common-59,405.9
By:	/s/ JON L. SKAGGS	Convertible Preference-43.9
	Name:	Series B Senior Convertible Preferred-20,067.42655
Title:

FW ACA INVESTORS, L.P.
Convertible Preference-87.9
By:	/s/ KEVIN G. LEVY	Series B Senior Convertible Preferred-17,659.3354
Name: Kevin G. Levy
Title: Vice President of Group III 31, LLC,
General Partner

BANKAMERICA INVESTMENT
CORPORATION
Convertible Preference-87.9
By:	/s/ GARY M. TSUYUKI
Name: Gary M. Tsuyuki
Title: Managing Director

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EXHIBIT A
CONSENT OF SPOUSE

I,                                              , spouse of                                                 , acknowledge that I have read the Stockholders Agreement, dated as of                            , 2004, to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock of the Company (or any other capital stock of the Company) which my spouse owns, including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock (or any other capital stock of the Company) subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock (or any other capital stock of the Company) shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the _____ day of _______________, ______.

(Signature)

(Print Name)

Exhibit B

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of ____________, 200_ (this “Joinder Agreement”) between ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and ______________ (the “Joining Party”).

WHEREAS, the Company, BSMB/ACA LLC, a Delaware limited liability company, and other stockholders of the Company are parties to the Stockholders Agreement, dated as of September 30, 2004, as amended from time to time in accordance with its terms (the “Stockholders Agreement”);

WHEREAS, the Joining Party has become a stockholder of the Company;

WHEREAS, the Joining Party wishes to join and become a party to the Stockholders Agreement, and the Company wishes to accept the Joining Party as a party thereto, all on the terms of this Joinder Agreement; and

WHEREAS, this Joinder Agreement is intended to modify the Stockholders Agreement and as such is delivered pursuant to and conforms with the requirements of Section 24 of the Stockholders Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Joinder.

The Joining Party hereby joins and becomes a party to, and the Company hereby accepts the Joining Party as a party to, the Stockholders Agreement. The Company and the Joining Party each acknowledge and agree that the Joining Party is entitled to the benefits, and is subject to the obligations, of a Stockholder (as defined in the Stockholders Agreement) under the Stockholders Agreement.

2.              Acknowledgment.

The Joining Party acknowledges that it has received a copy of the Stockholders Agreement.

3.              Notice.

For purposes of Section 18 of the Stockholders Agreement, the Joining Party’s address and facsimile number are:

Address:	[_________________________]
Attention:	[_________________]
Facsimile:	[_________________]

4.              Governing Law.

This Joinder Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

5.              Counterparts.

This Joinder Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[The remainder of this page intentionally has been left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first above written.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

JOINING PARTY:

[_______________________________]

By:
Name:
Title: